Exhibit 8.1

Exhibit 8.1 List of significant consolidated entities

Subsidiaries	Place of Incorporation

Brave Passion Limited	British Virgin Islands

eHi Auto Services (Hong Kong) Holding Limited	Hong Kong

L&L Financial Leasing Holding Limited	Hong Kong

Shuzhi Information Technology (Shanghai) Co., Ltd.	PRC

Shanghai eHi Car Rental Co., Ltd.	PRC

Shanghai Taihao Financial Leasing Co., Ltd.	PRC

Shanghai Taide Financial Leasing Co., Ltd.	PRC

eHi Auto Services (Jiangsu) Co., Ltd.	PRC

Suzhou eHi Car Rental Co., Ltd.	PRC

Shijiazhuang eHi Car Rental Co., Ltd.	PRC

Jiangyin eHi Car Rental Co., Ltd.	PRC

Shanghai Smart Brand Auto Driving Services Co., Ltd.	PRC

Beijing Smart Brand Sunshine Labour Services Co., Ltd.	PRC

Chongqing Smart Brand Auto Driving Technique Services Co., Ltd.	PRC

Jinan eHi Car Rental Co., Ltd.	PRC

Beijing eHi Car Rental Co., Ltd.	PRC

Wuxi eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Siping Car Rental Co., Ltd.	PRC

Chongqing eHi Car Rental Co., Ltd.	PRC

Shenzhen eHi Car Repair Services Co., Ltd.	PRC

Hainan eHi Car Rental Co., Ltd.	PRC

Guangzhou Shanjing Car Repair Services Co., Ltd.	PRC

Shenyang eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Chengshan Car Rental Co., Ltd.	PRC

Hanghzou eHi Car Rental Co., Ltd.	PRC

Shenzhen eHi Car Rental Co., Ltd.	PRC

Dali eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Electric Car Rental Services Co., Ltd.	PRC

Shanghai Shanjing Car Repair Services Co., Ltd.	PRC

Shanghai Taihan Trading Co., Ltd.	PRC

Shanghai eHi Car Services Information Technology Co., Ltd.	PRC

Sanya Shanjing Car Repair Services Co., Ltd.	PRC

Xi’an eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Chengshan Car Rental Nanjing Co., Ltd.	PRC

Hangzhou Shanjing Car Repair Services Co., Ltd.	PRC

Hefei Shanjing Car Repair Services Co., Ltd.	PRC

Changsha Shanjing Car Repair Services Co., Ltd.	PRC

eHi Car Rental Management Services (Shanghai) Co., Ltd	PRC

Hangzhou Deyu Car Dealing Services Co., Ltd	PRC

Fujian eHi Car Rental Co., Ltd	PRC

Foshan eHi Car Rental Co., Ltd	PRC

Shanghai eHi Information Technology Services Co., Ltd. (variable interest entity)	PRC

Shanghai eHi Car Sharing Information Technology Co., Ltd. (variable interest entity)	PRC